Exhibit 99.1

SIGMA LABS, INC.

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

October 9, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Sigma Labs, Inc. The meeting will be held at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, beginning at 10:00 A.M., local time, on Thursday, October 9, 2014.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by the stockholders. At the Annual Meeting, I will also report on Sigma Labs Inc.'s current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card, even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

/s/ Mark Cola
Mark Cola
President and Chief Executive Officer

SIGMA LABS, INC.

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on October 9, 2014

Notice is hereby given to the holders of common stock, $0.001 par value per share, of Sigma Labs, Inc. (“Sigma” or the “Company”) that the Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, October 9, 2014 at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, beginning at 10:00 A.M., local time, for the following purposes:

(1)	To elect three directors to serve until the 2014 Annual Meeting of Stockholders;

(2)	To approve the form of indemnification agreement between the Company and its directors and officers;

(3)	To ratify the selection of Pritchett, Siler & Hardy, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only those stockholders of record at the close of business on August 25, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

September 3, 2014	/s/ Michael Thacker
Michael Thacker
Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

SIGMA LABS, INC.

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

Annual Meeting of Stockholders to be Held October 9, 2014

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.001 par value per share, of Sigma Labs, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Stockholders to be held at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, beginning at 10:00 A.M., local time, on Thursday, October 9, 2014, and at any adjournment or postponement of the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about September 8, 2014.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (1) the election of directors, (2) the approval of the form of indemnification agreement between the Company and its directors and officers, and (3) the ratification of our appointment of the Company’s independent registered public accounting firm. In addition, management will report on our performance during fiscal 2013 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on August 25, 2014 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On August 25, 2014, there were 618,241,061 shares of our common stock issued and outstanding.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting.

With regard to the election of directors, the three nominees receiving the greatest number of votes cast will be elected provided a quorum is present.  On each matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote for shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of specific voting instructions, the shares will be voted in accordance with the recommendations of the Board (i.e., “FOR” (i) the nominees of the Board of Directors in the election of the three directors whose terms of office will extend until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, (ii) the approval of the form of indemnification agreement between the Company and its directors and officers, and (iii) the ratification of the re-appointment of Pritchett, Siler & Hardy, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014). To approve the form of indemnification agreement, the affirmative vote of a majority of our outstanding shares of common stock will be required. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote will be required to ratify the appointment of the independent registered public accounting firm.

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What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (Proposal I); and

•	“FOR” approval of the form of indemnification agreement between the Company and its directors and officers (Proposal II).

•	“FOR” ratification of the appointment of Pritchett, Siler & Hardy, P.C. as our independent registered public accounting firm for fiscal year 2014 (Proposal III).

How will the enclosed proxy card be voted, and may I revoke my voting instructions?

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any adjournment or postponement of the Annual Meeting in accordance with the directions indicated on the proxy card. If no directions are indicated, proxies will be voted (1) “FOR” election of the three directors named in this Proxy Statement (Proposal I), (2) "FOR" approval of the form of indemnification agreement (Proposal II), and (3) “FOR” ratification of the appointment of Pritchett, Siler & Hardy, P.C. as our independent registered public accounting firm for fiscal year 2014 (Proposal III). As to any other matters properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting, such proxies will be voted in the sole discretion of the proxy holder.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to our Corporate Secretary a duly executed proxy bearing a later date, or (3) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Sigma Labs, Inc., 100 Cienega Street, Suite C, Santa Fe, New Mexico 87501, Attention: Corporate Secretary.

How may I request multiple sets of proxy materials if two or more stockholders reside in my household?

To minimize our expenses, one Proxy Statement and 2013 Form 10-K Report may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Proxy Statement and Form 10-K Report to a stockholder at a shared address to which a single copy of the Proxy Statement and Form 10-K Report was delivered. Requests for additional copies of the Proxy Statement and Form 10-K Report, and requests that in the future separate documents be sent to stockholders who share an address, should be directed by writing to Sigma Labs, Inc., 100 Cienega Street, Suite C, Santa Fe, New Mexico 87501, Attention: Corporate Secretary, or by either calling Michael Thacker at (505) 438-2576 or e-mailing the Company at info@sigmalabsinc.com.

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How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write, call or e-mail us at the contact information set forth in the preceding paragraph to request delivery of a single copy of these materials.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on October 9, 2014

This Proxy Statement, the accompanying proxy card and our 2013 Form 10-K Report are also available on our website at www.sigmalabsinc.com.

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PROPOSAL I

ELECTION OF DIRECTORS

The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holder will vote the proxies for such other nominee as he may determine. Each nominee currently serves as a director of the Company. The term of office of each director will expire at next year’s annual meeting of stockholders.

Nominees

Mark Cola, age 54, was appointed as Chief Executive Officer of the Company on September 20, 2012 and President, Chief Operating Officer and a director of the Company in September 2010. From June 2006 through April 2010, Mr. Cola served as Director of Operations for the Beyond6 Sigma Division of TMC Corporation.  In addition, Mr. Cola has over 30 years of experience in the aerospace and nuclear industries, including with Rockwell International, SPECO Division of Kelsey-Hayes Co., Westinghouse in the Naval Nuclear Reactors Program, Houston Lighting & Power, and within the NNSA Weapons Complex at Los Alamos National Laboratory at which he held various technical and managerial positions including team leader and group leader of the welding and joining section as well as an advanced manufacturing technology group, respectively. He has also worked as a Research Engineer at Edison Welding Institute and for Thermadyne’s Stoody Division, a leading manufacturer of wear-resistant materials.

At Beyond6 Sigma, Mr. Cola worked with a wide range of clients ranging from aerospace to defense systems.  His expertise is in manufacturing process development, friction welding, light alloys such as titanium and aluminum, mechanical, physical and welding metallurgy, and nickel-based super-alloys for harsh environments. Mr. Cola served as the Technical Co-Chairman for the inaugural National Nuclear Security Administration Future Technologies Conference held in May 2004, and he is a principal reviewer for the American Welding Society’s Welding Journal. Mr. Cola earned a B.S. in Metallurgical Engineering and an M.S. in Welding Engineering from The Ohio State University.

Our board of directors believes that Mr. Cola is qualified to serve as a member of the board because of Mr. Cola's extensive prior experience as a manager of a number of engineering companies and his scientific and academic qualifications as well as his expertise in matters pertaining to the operation of manufacturing and technology companies.

Tom O'Mara, age 77, was appointed as a director of Sigma Labs on October 31, 2013. Mr. O'Mara has over 45 years of financial and management experience. He has served as President and as a director of many nationally prominent companies, such as Bell & Howell, a provider of document processing, microfilmers, scanners, and financial services, of which he held from 1976 until 1985 a number of positions, including Group President, and he was responsible for the company's global audio-visual businesses and Optics Division. Mr. O’Mara also held a position at Bridge Products, Inc. where he served as President and COO from 1985 to 1987. Mr. O'Mara also is the founder and owner since 1992 of O'Mara Partners, a general management consulting company specializing in creating operational strategies to deal with change.

Mr. O'Mara' significant experience in management and finance has led to the conclusion that he should serve as a director of the Company.

Michael Thacker, age 77, was appointed as a director of Sigma Labs on May 4, 2012 and as Secretary on September 20, 2012. Mr. Thacker also serves as a director and Secretary for Sumner Associates, a wholly-owned subsidiary of Sigma Labs. Mr. Thacker has over 40 years of experience in marketing, sales, management, computer and earth science technology. Mr. Thacker’s career includes employment by IBM, the A.C. Nielson Co., and Dun and Bradstreet. Mr. Thacker graduated from Stanford, the Colorado School of Mines, and served as a reserve officer in the U.S. Army/Artillery.

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Our board of directors believes that Mr. Thacker is qualified to serve as a member of the board because of Mr. Thacker's extensive prior experience as a director of technology companies and his scientific and academic qualifications.

The Board of Directors recommends that stockholders vote "FOR" the three nominees listed above for election as directors of the Company.

Meetings of the Board of Directors

Board of Directors

The property, affairs and business of Sigma Labs, Inc. are conducted under the supervision and management of our Board of Directors, as called for under the laws of Nevada and our Bylaws. Pursuant to our Bylaws, our Board of Directors may establish committees of one or more directors from time-to-time, as it deems appropriate. Our common stock is quoted on the OTCQB under the symbol “SGLB.” The OTCQB does not maintain any standards requiring us to establish or maintain an audit, nominating or compensation committee. As of September 3, 2014, our Board of Directors does not maintain any audit, nominating or compensation committee. However, our Board of Directors has a standing finance committee, as described below.

The OTCQB electronic trading platform does not maintain any standards regarding the “independence” of the directors on the Company’s Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

In the absence of such requirements, we have elected to use the definition for “director independence” under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an executive officer or employee of us or our subsidiaries or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director." The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors.

Our Board of Directors has determined that, with the exception of Mr. Cola, an employee-director, all of our directors are “independent” under the NASDAQ Stock Market’s listing standards.

The Board of Directors held six meetings during the 2013 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board that were held during the portion of the 2013 fiscal year in which he served as a director.

Finance Committee

On October 31, 2013, the Company established a Finance Committee to advise and consult with our Board of Directors and management from time to time regarding prospective strategic transactions, including financing transactions. The following individuals are members of the Finance Committee: Mark Cola and Tom O'Mara (Chairman of the Finance Committee).

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 100 Cienega Street, Suite C, Santa Fe, New Mexico 87501. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

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Board Members’ Attendance at Annual Meetings

Each director is expected to be present at the Annual Meeting of Stockholders.

Beneficial Owners of More Than Five Percent of Sigma Labs, Inc.'s Common Stock; Shares Held by Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 3, 2014 by (1) each person who is known by us to own beneficially more than five percent of our outstanding common stock, (2) our named executive officer and each of our directors, and (3) all current executive officers and directors of the Company as a group. As of September 3, 2014, there were 618,241,061 shares of our common stock issued and outstanding. An asterisk (*) denotes beneficial ownership of less than 1%.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percent of Class

Directors/Named Executive Officers:

Mark Cola	34,016,000(3)	5.50%
Tom O'Mara	500,000(4)	*
Michael Thacker	4,862,500	*

All Executive Officers and Directors as a group (4 persons)	39,628,500	6.41%

5% or greater owners:

Mark Cola	34,016,000(3)	5.50%
Rockville Asset Management Ltd.(5)	58,009,259(6)	9.38%

(1) Unless otherwise indicated, the address of each person listed is c/o Sigma Labs, Inc., 100 Cienega Street, Suite C, Santa Fe, New Mexico 87501.

(2) For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of September 3, 2014.

(3) Shares shown are owned of record by The Mark & Amanda Cola Revocable Trust, U/A August 31, 2012. Of the shares shown, 2,000,000 are held by Mr. Cola's spouse.

(4) Of the shares shown, 100,000 are currently unvested.

(5) The address of Rockville Asset Management Ltd. is RM 6A, Unit K, Yihong Xuan, Zhujiang Di Jing, Yizhou Road in Guangzhou City, China, 510300.

(6) Of the shares shown, 14,259,259 represent shares underlying an eighteen-month warrant issued by the Company on January 10, 2014.

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Executive and Director Compensation

In the discretion of our Board of Directors, each non-employee director may be paid such fees for his services as a director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as our Board of Directors determines from time to time. Mark Cola, our President and Chief Executive Officer, has entered into an "at will" unwritten employment arrangement with the Company. The Company has no compensatory plans or arrangements whereby any executive officer would receive payments from the Company or a third party upon his resignation, retirement or termination of employment, or from a change in control of the Company or a change in the officer’s responsibilities following a change in control. See further discussion of compensation to executive officers and directors under Item 11 (“Executive Compensation”), Part III of our Annual Report on Form 10-K for the year ended December 31, 2013.

Equity Compensation Plan

On March 9, 2011, the Company's Board of Directors approved the Company's 2011 Equity Incentive Plan, which was approved on March 31, 2011 by holders of at least a majority of the issued and outstanding shares of common stock of the Company.  Pursuant to the 2011 Equity Incentive Plan, the Company is authorized to grant options, grant or sell common stock subject to restrictions or without restrictions, and grant stock appreciation rights to purchase up to 31,000,000 shares of common stock to its employees, officers, directors, consultants and advisers. As of September 3, 2014, an aggregate of 30,850,000 shares of the Company's common stock are issued and outstanding pursuant to the 2011 Equity Incentive Plan.

On March 15, 2013, the Company’s Board of Directors approved the Company’s 2013 Equity Incentive Plan. The 2013 Equity Inventive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company on October 10, 2013. Pursuant to the Equity Plan, the Company is authorized to grant options, restricted stock and stock appreciation rights to purchase up to 30,000,000 shares of common stock to its employees, officers, directors, consultants and advisors. As of September 3, 2014, an aggregate of 6,000,000 shares of the Company's common stock are issued and outstanding pursuant to the 2013 Equity Incentive Plan.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our officers, directors and employees (“Code of Ethics”). A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Sigma Labs, Inc., 100 Cienega Street, Suite C, Santa Fe, New Mexico 87501.

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PROPOSAL II

APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT
FOR THE COMPANY’S DIRECTORS AND OFFICERS

General

On August 29, 2014, the Board of Directors approved a form of indemnification agreement to be entered into by the Company and its directors and officers, subject to stockholder approval, and recommending the Company’s stockholders approve such form of agreement. The Company’s Bylaws, as amended, provide that the Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company providing for indemnification rights equivalent to or greater than those provided for in the Bylaws.

As permitted by the Bylaws, the form of indemnification agreement provides certain mandatory indemnification rights to the director or officer party thereto to the fullest extent permitted by the Nevada Revised Statutes, or the “NRS.” If approved, the Company intends to enter into the form of indemnification agreement with each of its directors and officers, to provide for indemnification, and where appropriate, the advancement of expenses to the directors, officers, employees or agents of the Company in the event they are made party to a proceeding by virtue of their services for the Company.

Reasons for the Form of Indemnification Agreement

The increasing frequency of claims and litigation directed against directors and officers of corporations has greatly expanded the risks facing the directors and officers of the Company. The vagaries of public policy and the interpretation of ambiguous statutes, regulations and court opinions related to such provisions are too uncertain to provide the Company’s directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company. The cost to a director or officer of defending against lawsuits resulting from the performance of his or her duties in good faith for the Company, whether or not meritorious, is typically beyond their financial resources.

The legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of the Company, and the resultant substantial time, expense, harassment and anxiety spent and endured in defending against such lawsuits, bears no reasonable or logical relationship to the amount of compensation received by the Company’s officers and directors, and thus poses a significant deterrent to and results in increased reluctance on the part of experienced and capable individuals to serve as a director or officer of the Company. The Company cannot determine whether or not its ability to attract suitable candidate has been adversely affected by the risk of liability to such persons. Nonetheless, the board of directors believes that the form of indemnification agreement will serve the best interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors and officer who, through their efforts and expertise, can make a significant contribution to the success of the Company.

The form of indemnification agreement will broaden the circumstances under which an indemnitee will be entitled to indemnification and will provide assurance to each indemnitee that, as long as his or her actions meet the requirements of the indemnification agreement, he or she will be contractually entitled to the indemnification. Otherwise, in many cases, the indemnitee would be entitled to indemnification only if the indemnification was approved by the Board of Directors, the stockholders, independent legal counsel retained by the Company or a court in which a proceeding is or was pending, action at its own discretion, at the time of indemnification is requested by the indemnitee.

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Possible Disadvantages

If the form of indemnification agreement is adopted and entered into by the Company with its directors and officers, the stockholders will be surrendering certain significant rights. Except for certain enumerated circumstances specified by the form of indemnification agreement (and discussed in greater detail below under “Exceptions”), the Company will not be entitled to recover monetary damages from a director officer as a result of negligence or breach of fiduciary duties. Additionally, the form of indemnification agreement could require the Company to undertake considerable expense in meeting its obligations.

This means, to the extent that the Company is required to indemnify a director or officer against a judgment rendered in a derivative suit, the Company will not benefit from such judgment. To the extent that the Company is required to indemnify a director or officer against judgment rendered in a third-party claim, the Company will be required to pay damage awards for which a director or officer has been held personally liable. Additionally, the Company would be required under the form of indemnification agreement to advance all reasonable expenses of a director or officer incurred in connection with a legal proceeding, and would not be entitled to recover such advances unless it is ultimately determined that the director or officer was not entitled to be indemnified for such expenses pursuant to the indemnification agreement. Any amounts paid to indemnify a director or officer, if not covered by insurance, would come directly form the assets of the Company.

Because of uncertainties regarding the monetary liability or entitlement to indemnity of the director or officer with respect to a given claim, the form of indemnification agreement may reduce the likelihood of stockholders or management bringing a lawsuit against directors or officers on behalf of the Company for breach of their duties to the Company and the stockholders, even though such an action, if successful, would benefit the Company and the stockholders.

Other Protections

Directors and officers of the Company are presently entitled to indemnification as expressly authorized under NRS Section 78.7502. NRS Section 78.7502 provides a detailed statutory framework covering indemnification of an agent of a corporation who is threatened to be made a party to any legal proceeding by reason of his or her actions on behalf of the corporation. The Company’s Bylaws further broaden these rights by empowering the Company to provide indemnification rights to its directors and officers, beyond those permissible in the statute. However, the rights provided to a director by NRS Section 78.7502, or the Bylaws, are not as broad as would be provided by in the form of indemnification agreement.

Principal Terms of Form of Indemnification Agreement

The form of indemnification agreement attempts to provide the maximum indemnification allowed under Nevada law. The form of indemnification agreement will make mandatory indemnification which is permitted by Nevada law in situations in which the indemnitee would otherwise be entitled to indemnification only if the Board of Directors, the stockholders, independent legal counsel retained by the Company or a court in which an action was or is pending makes a discretionary determination in a specific case to award such indemnification.

The following discussion summarizes the material terms of the form of indemnification agreement and is qualified in its entirety by reference to the form of indemnification agreement attached to this Proxy Statement as Annex A.

The form of indemnification agreement provides that the Company will be obligated to indemnify an indemnitee in the following circumstances.

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Indemnification. Under the form of indemnification agreement, the Company agrees to hold harmless and indemnify indemnitee to the fullest extent authorized or permitted by the provisions of Nevada law and the Bylaws, and otherwise hold harmless and indemnify indemnitee in connection with any threatened, pending or completed action or proceeding (including an action by or in the right of the Company) to which indemnitee is made a party as a result of the fact that the indemnitee was a director, officer, employee or agent of the Company. Indemnification would include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee. The form of indemnification agreement however does go on to limit such indemnification in certain circumstances, as discussed below under “Exceptions.”

Absent an agreement or success on the merits of the case, an indemnitee would be entitled to indemnification only if it is determined in a specific case by the Board of Directors, the stockholders, independent legal counsel retained by the Company, or a court in which an action is or was pending that the indemnitee had met the applicable standard.

Mandatory Payment of Expenses. To the extent the indemnitee has been successful on the merits or otherwise in defense of any action, NRS Section 78.7502 provides that the indemnitee will be entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the matter.

Advancement of Expenses. The form of indemnification agreement provides that the Company must advance all reasonable expenses incurred by an indemnitee in connection with any proceeding (but not any amounts actually paid in settlement of any proceeding). The indemnitee undertakes to repay the amounts advanced only if, and to the extent that, it is ultimately determined that the indemnitee is not entitled to be indemnified for those expense pursuant to the indemnification agreement. Absent an agreement, the Company would not be required, but would be allowed to advance expenses upon receipt of such an undertaking by indemnitee.

Procedure for Enforcement of Rights. The form of indemnification agreement provides, if an indemnitee is not paid any indemnification or advance, the indemnitee may bring an action to recover the payments, and the Company shall advance indemnitee all of indemnitee’s reasonable fees and expenses in bringing and pursuing such action. Indemnitee is responsible for reimbursement to the Company of such advance in the event that indemnitee is not successful in such action. To the extent allowed by law, the question of whether an indemnittee is entitled to indemnification will be determined by a court, and not by the Company, the board of directors, independent legal counsel or the stockholders.

Future Changes in Law. The indemnification agreement automatically incorporates future changes in the law that increase the protection available to the indemnitee. These changes apply to the Company without future stockholder approval and, in the absence of liability insurance, may further impair stockholders’ rights or subject the Company’s assets to risk of loss in the event of large indemnification claims.

Exceptions. The indemnification agreement provides that the Company will not be obligated to (a) indemnify the indemnitee for expenses or liabilities of any type whatsoever which have been paid directly to indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance, or otherwise by the Company other than pursuant to the indemnification agreement, (b) indemnify the indemnitee for expenses and the payment of profits arising from the purchase and sale of the indemnities securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor statute, (c) indemnify the indemnitee if final judgment is rendered against indemnitee for the payment of dividends or other distributions to stockholders of the Company in violation of the provisions of Subsection 2 of NRS Section 78.300, as amended, or (d) indemnify the indemnitee if indemnitee’s conduct giving rise to the claim for indemnification is finally adjudged by a court of competent jurisdiction to have been a breach of fiduciary duty which involved intentional misconduct, fraud or a knowing violation of the law.

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Indemnification of Liabilities under Federal Securities Laws

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Voting

Section 78.140 of the NRS provides that a contract between a corporation and one or more of its directors or officers is not void or voidable solely because of such relationship if the fact of the director’s or officer’s interest in the transaction is known to stockholders and they approve the contract in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the interested directors or officers must be counted in any such vote of stockholders. Accordingly, the Company is seeking stockholder approval of the form of indemnification agreement.

If the form of indemnification agreement is approved by the stockholders, it will not be void or voidable and the stockholders may not later assert a claim that the indemnification agreements are invalid due to improper authorization; however, the stockholders may challenge the validity of the indemnification agreement on other grounds. If the form of indemnification agreement is not approved by the stockholders, the Board of Directors will reconsider the implementation of the indemnification agreements. If the indemnification agreements were implemented in the absence of stockholders approval, the invalidity of the indemnification agreements could be asserted by the stockholders in such any instance, the person asserting the validity of the indemnification agreement would bear the burden of proving that the indemnifications agreement was just and reasonable to the Company at the time it was authorized.

Board of Directors Recommendation

It should be noticed that the current directors of the Company have a direct personal interest in the approval of the form of indemnification agreement and that there is therefore an inherent conflict of interest in recommending that the stockholders approve the form of indemnification agreement.

The Company’s Board of Directors unanimously approved the form of indemnification agreement and recommends that stockholders approve the form of indemnification agreement, in the form attached hereto as Annex A, to provide for the indemnification of the Company’s directors and officers.

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PROPOSAL IIII

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Accounting Fees

Aggregate fees billed to us by Pritchett, Siler & Hardy, P.C. with respect to our 2013 and 2013 fiscal years were as follows:

	2013	2012
Audit Fees	$40,291	$74,681
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$40,291	$74,681

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Sigma Labs, Inc. paid for professional services for the audit of our consolidated financial statements included in our Form 10-K and for services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

Stockholder Ratification of the Appointment of Pritchett, Siler & Hardy, P.C.

The Board of Directors has approved Pritchett, Siler & Hardy, P.C. to continue as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Board of Directors believes it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Board of Directors will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Pritchett, Siler & Hardy, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

OTHER MATTERS

Expenses of Solicitation

Sigma Labs, Inc. will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the enclosed proxy intends to vote the shares of our common stock that they represent in accordance with their best judgment.

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Annual Report

A copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2013 that we filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Sigma Labs, Inc., 100 Cienega Street, Suite C, Santa Fe, New Mexico 87501, Attention: Corporate Secretary.

By Order of the Board of Directors

September 3, 2014	/s/ Mark Cola
Mark Cola
President and Chief Executive Officer

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ANNEX A

Indemnification Agreement

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made this ____ day of ______, 20__, between Sigma Labs, Inc., a Nevada corporation (the “Company”), and _______________, an individual (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is either a member of the board of directors (“Board” or “Board of Directors”), an officer, an employee or an agent of the Company, or more than one of such positions, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and in such capacity or capacities is performing a valuable service for the Company;

WHEREAS, the Corporation has adopted bylaws (“Bylaws”) providing for the indemnification of the officers, directors, employees and agents of the Company or individuals serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise (“Covered Persons”);

WHEREAS, the Bylaws and Nevada Revised Statute (“NRS”) Sections 78.751 and 78.7502 (the “State Statutes”) specifically provide that they are not exclusive, and thereby contemplate that agreements may be entered into between the Company and a Covered Person with respect to indemnification of such Covered Person;

WHEREAS, Indemnitee is willing to serve, to continue to serve, and to take on additional service for and on behalf of the Company on the condition that Indemnitee is indemnified as set forth in this Agreement;

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided in this Agreement; and

WHEREAS, to induce Indemnitee to continue to serve as a director, officer, employee or agent, the Company has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director or officer of the Company after the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

AGREEMENT

1. Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the State Statutes, or any successor statute or amendment thereof, or any other statutory provisions authorizing or permitting such indemnification that is adopted after the date of this Agreement.

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2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 of this Agreement, the Company hereby further agrees to hold harmless, indemnify and defend Indemnitee:

2.1 Against any and all expenses (including fees for attorneys, accountants, private investigators, court and transcript costs, fees and expenses of witnesses, travel expenses and all other like disbursements or expenses reasonably incurred by or for Indemnitee), judgments, damages, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgment, fines, penalties, or amounts paid in settlement) actually and reasonably incurred by or for Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) (a “Covered Action”) to which Indemnitee is made a party as a result of the fact that at the time of the act or omission which is the subject matter of such Covered Action the Indemnitee was a director, officer, employee or agent of the Company, and

2.2 Otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of Article VII of the Bylaws of the Company and the State Statutes. The provisions of this Agreement are in addition to, and not in limitation of, the provisions of such Article VII and the State Statutes.

3. Limitations on Additional Indemnity. No indemnity pursuant to Sections 1 and 2 of this Agreement shall be paid by the Company to the extent that:

3.1 Payment therefor is actually made to Indemnitee under a valid and collectible insurance policy or policies, except with respect to any excess amount due to Indemnitee beyond the amount of payment to Indemnitee under such insurance policy or policies. Notwithstanding the availability of such insurance policy or policies, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company in writing any claims of Indemnitee under such insurance policy or policies to the extent of the amount Indemnitee is paid by the Company;

3.2 Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

3.3 Final judgment is rendered against Indemnitee for the payment of dividends or other distributions to stockholders of the Company in violation of the provisions of Subsection 2 of Nevada Revised Statutes § 78.300, as amended;

3.4 Final judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Act”), or other similar provisions of any federal, state or local statutory law;

3.5 Indemnitee’s conduct giving rise to the claim for indemnification is finally adjudged by a court of competent jurisdiction to have been a breach of fiduciary duty which involved intentional misconduct, fraud or a knowing violation of the law; and/or

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3.6 Except as otherwise provided in this Agreement, in connection with all or any part of a suit or other proceeding which is initiated or maintained by or on behalf of Indemnitee, or any suit or other proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (a) such indemnification is expressly required by Nevada law; (b) the suit or other proceeding was expressly authorized by an official act of the Board of Directors of the Company or (c) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law.

4. Continuation of Indemnity. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a Covered Person, and shall continue thereafter for so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was a Covered Person.

5. Advancement of Expenses. In the event Indemnitee incurs costs or expenses in connection with the defense of any such civil, criminal, administrative or investigative action, suit or proceeding (including any costs or expenses incurred for any appeal therefor), the Company agrees to pay such costs or expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding within 30 calendar days of submission of bills or vouchers for such costs or expenses, provided that Indemnitee delivers to Company prior to such payment a written undertaking by or on behalf of Indemnitee to repay the amount paid by the Company if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company. By such undertaking, Indemnitee agrees to reimburse the Company for all amounts paid by the Company in defending such civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee, including amounts paid in settlement, in the event and only to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statute, Bylaws, this Agreement or otherwise. However, in the case of an action brought against Indemnitee by the Company pursuant to the provisions of Section 16(b) of the Act, or other similar provisions of any federal, state or local statutory law for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company, Indemnitee’s costs and expenses will not be advanced unless such advancement is approved by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, or, if such a quorum cannot be obtained, by independent legal counsel in a written opinion that such indemnification is proper in the circumstances.

6. Presumptions and Effect on Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, arbitration award, conviction or by a plea of nolo contendere or its equivalent shall not affect this presumption except as may be provided in Section 3 of this Agreement.

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7. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, if a request with respect thereto is to be made against the Company under this Agreement, Indemnitee shall notify the Company of the commencement thereof; but the failure by Indemnitee to notify the Company will not relieve the Company of any liability which it may have to Indemnitee under this Agreement or otherwise. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company as required herein:

7.1 The Company shall be entitled to participate therein at its own expense; and

7.2 Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of Indemnitee with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of Indemnitee in the action, suit or proceeding, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the sole expense of Indemnitee unless (a) the employment of counsel by Indemnitee at the Company’s expense has been authorized in writing by the Company; (b) Indemnitee shall have reasonably concluded, upon advice of counsel experienced in such matters, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (c) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding. In each such instance set forth in (a) through (c) of this Section 7.2, the reasonable cost of Indemnitee’s counsel shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any action, suit or proceeding brought against Indemnitee by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided in (b) above.

7.3 The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s prior written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

8. Enforcement

8.1 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a Covered Person, and acknowledges that Indemnitee is relying on this Agreement in continuing in such capacity.

8.2 In the event Indemnitee is required to bring any action to enforce his or her rights or to collect moneys due under this Agreement, the Company shall advance Indemnitee all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action. Indemnitee shall be responsible for reimbursement to the Company of such advance in the event that Indemnitee is not successful in such action.

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9. No Employment Rights. Nothing in this Agreement is intended to confer on Indemnitee any right to continue in the employ of the Company for any period of time or to interfere with or otherwise restrict in any way the rights of the Company or of Indemnitee, which rights are hereby expressly reserved by each, to terminate Indemnitee’s service at any time and for any reason, with or without cause, except as may be provided otherwise in an agreement, if any, between the Company and Indemnitee.

10. Severability. Each of the provisions of this Agreement are separate and distinct and independent of one another, so that if any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is so held to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to amend such provision or to delete specific words or phrases so that such provision shall then be enforceable to the fullest extent permitted by law unless such change is contrary to the intent of the parties hereto.

11. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of the amount of such payment to all rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary or reasonable to secure such rights, including, without limitation, the execution of such documents necessary or reasonable to enable the Company to effectively bring suit to enforce such rights.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without resort to conflict of laws principles.

13. Binding Effect; Amendment. This Agreement shall be binding on the parties, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns, and to the benefit of the Company, its successors and assigns. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in a writing signed by both parties.

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14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand and receipted for by the party to whom said communication shall have been directed or (b), if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which said communication is so mailed and addressed to the appropriate party at the following address:

If to Indemnitee:

If to the Company:	Sigma Labs, Inc.
100 Cienega Street, Suite C
Santa Fe, NM 87501
Attention: President and Chief Executive Office

A party may change its address by delivering notice of such change in the manner set forth in this Section 14.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

“Indemnitee”	“Company”

By:
Name:
Title:

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